                                                                EX-99.(d)(2)(i)

                                  Appendix A

                     WELLS CAPITAL MANAGEMENT INCORPORATED
                       INVESTMENT SUB-ADVISORY AGREEMENT

                           WELLS FARGO MASTER TRUST

                              Master Trust Funds

                         Emerging Growth Portfolio/1/
                            Equity Income Portfolio
                                Index Portfolio
                      Inflation-Protected Bond Portfolio
                            Money Market Portfolio
                           Small Cap Index Portfolio
                      Strategic Small Cap Value Portfolio
                          Total Return Bond Portfolio

Most recent annual approval by the Board of Trustees: March 31, 2006 Appendix A amended: November 8, 2006

--------
/1/ On November 8, 2006 the Board of Trustees approved the establishment of the Emerging Growth Portfolio, which is expected to commence operations on or about January 31, 2007.

                                  SCHEDULE A

                     WELLS CAPITAL MANAGEMENT INCORPORATED
                       INVESTMENT SUB-ADVISORY AGREEMENT

                      AMENDED AND RESTATED FEE AGREEMENT
                           WELLS FARGO MASTER TRUST

   This amended and restated fee agreement is made as of the 31/st/ day of March, 2006 and supersedes the fee agreement dated August 6/th/, 2002, by and between Wells Fargo Funds Management, LLC (the "Adviser") and Wells Capital Management Incorporated (the "Sub-Adviser") and

   WHEREAS, the parties and Wells Fargo Master Trust (the "Trust") have entered into an Investment Sub-Advisory Agreement ("Sub-Advisory Agreement") whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Schedule A to the Sub-Advisory Agreement (each a "Fund" and collectively the "Funds").

   WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

   NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying the following annual rates listed for each Fund listed in Appendix A.

              Name of Fund                       Sub-Advisory Rate
              ------------                       ----------------
              Emerging Growth Portfolio/2/       First 100M 0.55%
                                                 Next  100M 0.50%
                                                 Over  200M 0.40%
              Equity Income Portfolio            First 100M 0.35%
                                                 Next  100M 0.30%
                                                 Next  300M 0.20%
                                                 Over  500M 0.15%
              Index Portfolio                    First 100M 0.05%
                                                 Next  100M 0.03%
                                                 Over  200M 0.02%
              Inflation-Protected Bond Portfolio First 100M 0.20%
                                                 Next  200M 0.175%
                                                 Next  200M 0.15%
                                                 Over  500M 0.10%
              Money Market Portfolio             First 1B   0.05%
                                                 Next  2B   0.03%
                                                 Next  3B   0.02%
                                                 Over  6B   0.01%

--------
/2/ On November 8, 2006 the Board of Trustees approved the establishment of the Emerging Growth Portfolio, which is expected to commence operations on or about January 31, 2007.

             Name of Fund                        Sub-Advisory Rate
             ------------                        ----------------
             Small Cap Index Portfolio           First 100M 0.05%
                                                 Next  100M 0.03%
                                                 Over  200M 0.02%
             Strategic Small Cap Value Portfolio First 200M 0.45%
                                                 Over  200M 0.40%
             Total Return Bond Portfolio         First 100M 0.20%
                                                 Next  200M 0.175%
                                                 Next  200M 0.15%
                                                 Over  500M 0.10%

Most recent annual approval by the Board of Trustees: March 31, 2006 Schedule A amended: November 8, 2006

   The foregoing fee schedule is agreed to as of November 8, 2006 and shall remain in effect until changed in writing by the parties.

                                              WELLS FARGO FUNDS MANAGEMENT,
                                              LLC

                                              By: /s/ Andrew Owen
                                                  -----------------------------
                                                  Andrew Owen
                                                  Executive Vice President

                                              WELLS CAPITAL MANAGEMENT
                                              INCORPORATED

                                              By: /s/ David O'Keefe
                                                  -----------------------------
                                                  David O'Keefe
                                                  Chief Financial Officer